EXHIBIT 10.03

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                         PROMISSORY NOTE


Principal Amount:  U.S. $2,000,000.00           Las Vegas, Nevada
Interest Rate:  8 1/2% per annum                  August 22, 1996
Due:  August 22, 1999


     1. For value received, Teletek, Inc., a Nevada corporation (together with its successors and assigns collectively called "Maker"), promises to pay to the order of Dingaan Holdings S.A. (together with its successors and assigns who become holders of this Note collectively called "Holder"), the principal amount of Two Million and No/100ths Dollars (U.S. $2,000,000.00).

     2. Maker also promises to pay to Holder interest on the outstanding principal amount due under this Promissory Note (this "Note") at a fixed rate of eight and one-half percent (8 1/2%) per annum (the "Interest Rate"). Interest hereunder shall accrue from the date hereof and shall be calculated for the actual number of days elapsed on the basis of a 365-day or 366-day year, as appropriate. All accrued and unpaid interest plus an additional Twenty-Five Thousand and No/100ths Dollars ($25,000.00), to be applied to the outstanding principal, shall be due and payable monthly, commencing on the 22nd day of September, 1996, and thereafter on the 22nd day of each succeeding month. If not paid sooner, all unpaid principal and any accrued interest, and any other amounts due under this Note, shall be due and payable in full on August 22, 1999 (the "Maturity Date").

     3.   Maker shall be in default under this Note ("Default") if:

          A. Any payment of principal or interest is not made when due;

          B.     Any  representation  or  warranty  contained  in
     Section 9 is false or misleading in any material respect at the date hereof;

          C. Maker fails in a material respect to perform any covenant contained in Section 10;

          D. Maker becomes insolvent; or admits in writing the inability to pay its debts as they mature; or fails generally to pay debts as they become due; or makes an assignment for the benefit of creditors or commences a case for the dissolution of itself; or applies for or consents to the appointment of or taking possession by a trustee, liquidator, custodian or receiver (or similar official) for itself or for a substantial part of the property or business of itself; or takes any corporate action in furtherance of any of the foregoing;

          E. A trustee, liquidator, custodian or receiver (or similar official) is appointed for Maker without its consent and is not discharged within sixty (60) calendar days after such appointment;

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          F.    Any governmental agency or any court of competent
     jurisdiction at the instance of any governmental agency assumes custody or control of the whole or any substantial portion of the properties or assets of Maker and such is not dismissed within sixty (60) calendar days thereafter;

          G. A bankruptcy, reorganization, insolvency, or liquidation case or other case for relief under any bankruptcy law or any law for the relief of debtors is commenced by or against Maker and is not dismissed within sixty (60) calendar days after such institution or Maker by any action or answer approves of, consents to, or acquiesces in any such case or admits the material allegations of, or defaults in answering a petition filed in any such case; or

          H. Maker voluntarily suspends the transaction of business for more than thirty (30) calendar days.

     4. If any Default is not cured within ten (10) Business Days (as defined below) after receipt of written notice thereof by Holder to Maker, the whole sum of principal and interest shall become immediately due and payable at the option of Holder, and Holder may thereafter exercise any and all rights and remedies it may possess at law or in equity for the collection of this obligation. Upon a Default, this Note shall bear interest, payable upon demand, at a rate per annum equal to the sum of the Interest Rate plus one percent (1%) ("Default Rate"). Notwithstanding anything contained in this Note to the contrary, the amount of interest payable under the terms of this Note shall in no event exceed the maximum amount of interest permitted to be charged by law.

     5. All principal and interest payments shall be paid by Maker in lawful money of the United States of America not later than 3:00 p.m. Bahamas time on the date that such payment is due. Any payment made after 3:00 p.m. Bahamas time shall be deemed received on the next Business Day. If any payment hereunder becomes due on any day which is not a Business Day, such payment shall be made on the next succeeding Business Day. The term
"Business  Day"  means  Monday  through  Friday,  excluding   any
national holidays as designated by the Government of the Commonwealth of the Bahamas.

     6.    All  Payments shall be made to Holder at Enro Canadian
Center,  First Floor, Marlborough Street, P.O. Box N3802, Nassau,
Bahamas or such other place as Holder may reasonably designate in writing.

     7. Maker may, at any time, prepay all or any portion of this Note without penalty. There shall be no additional fees or costs to Maker due to such prepayment.

     8.   This Note is unsecured.

     9.   Maker hereby represents and warrants as follows:

          A. Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. Maker is qualified to do business as a foreign corporation in each

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     jurisdiction  in  which Maker's business or  property  makes such qualification necessary and in which the failure to be so qualified would have a material adverse effect upon Maker taken as a whole. Maker has the requisite corporate power and authority to issue this Note and to otherwise perform its obligations under this Note.

          B. Maker has good and marketable title to all of its assets, including without limitation the assets used in the conduct of its business, which assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except those which do not materially affect or interfere with the use made of assets.

          C. To the knowledge of Maker, the business and operations of Maker have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Note will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset of
     Maker pursuant to, any agreement or other instrument to which Maker is a party or by which it or any of its assets or rights is bound or affected, and will not violate Maker's Articles or Bylaws. Maker is not in violation of its Articles or Bylaws nor in violation of, or in default under, any material agreement, instrument, commitment or arrangement in any material respect. Maker is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Note.

          D. This Note has been duly authorized by all necessary corporate action on behalf of Maker, has been duly executed and delivered by an authorized officer of Maker, and is a valid and binding obligation on the part of Maker that is enforceable against Maker in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

     10. Until all outstanding amounts due under this Note have been paid in full, Maker covenants and agrees that it shall:

          A. Within forty-five (45) days of the end of each of the first three (3) quarters of Maker's fiscal year, provide Holder with unaudited financial statements consisting of at least a balance sheet dated as of the end of the quarter and an income statement for the quarter;

          B. Within ninety (90) days of the end of each fiscal year, provide Holder with financial statements for the fiscal year, audited in accordance with the generally accepted auditing practices of the United States of America;

          C. Remain in and continue to operate substantially the same line of business presently engaged in; maintain and preserve its corporate existence and all rights,

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     privileges  and  licenses necessary in the  conduct  of  its business; and conduct its business in an orderly, efficient and customary manner; and

          D. Maintain, preserve and keep all assets necessary in its business in good working order and condition.

     11. If any attorney is engaged by Holder or if Holder incurs any costs, expenses or losses because of any Default or to enforce or defend any provision of this Note, then Maker shall pay upon demand the reasonable attorneys' fees and all costs, expenses and losses so incurred by Holder together with interest thereon until paid at the Default Rate as if such unpaid attorneys' fees and all costs, expenses and losses had been added to the principal owing hereunder. Interest on the amount of attorneys' fees and all costs, expenses and losses so unpaid shall be compounded monthly and shall be due and payable upon demand.

     12. If any provision hereof is found invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be construed to effectuate the provisions hereof. The provisions of this Note shall be binding and inure to the benefit of the successors and assigns of the parties hereto.

     13. No waiver of any Default shall be implied from any failure of Holder to take or any delay by Holder in taking action with respect to any such Default or from any previous waiver of any similar or unrelated Default. A waiver of any term of this Note must be made in writing and shall be limited to the express, written terms of such waiver.

     14. Maker and each endorser of this Note waves demand for payment, presentment, protest, notice of dishonor, notice of nonpayment and notice of acceleration of maturity.

     15. Maker agrees that Holder may from time to time extend the Maturity Date or the time any payment is due under this Note, and may accept security or release security for payment of this Note, without in any way affecting any obligations of Maker to Holder.

     16. Time is of the essence with respect to every provision hereof.

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     17.  This Note shall be construed and enforced in accordance with the laws of the state of Nevada without resort to any conflict of laws principles, and all persons and entities in any
manner   obligated  under  this  Note  hereby  consent   to   the
jurisdiction of any federal or state court within Clark County, Nevada as selected by Holder, and also consent to service of process by any means authorized by Nevada or United States law.

                                          "Maker"
                                          Teletek, Inc.

                                          By:/s/John Vergiels
                                             JOHN VERGIELS
                                             PRESIDENT

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